                                                                     EXHIBIT 4.6
                                                                     -----------



        FIRST SUPPLEMENTAL INDENTURE, dated as of February 29, 1996 among EMCOR Group, Inc., a Delaware corporation ("EMCOR"), MES Holdings Corporation, a Delaware corporation ("MES"), SellCo Corporation, a Delaware corporation ("SellCo"), and IBJ Schroder Bank & Trust Company (the "Trustee"), as Trustee under the Indenture hereinafter referred to.

        WHEREAS, EMCOR, MES, SellCo and the Trustee have previously entered into an Indenture dated as of December 15, 1994 (the "Indenture") relating to the 7% Senior Secured Notes, Series A, Due 1997, of EMCOR (the "Notes");

        WHEREAS, Section 9.02 of the Indenture provides that EMCOR, MES, SellCo and the Trustee may, with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes, amend the Indenture as provided herein;

        WHEREAS, the holders of not less than a majority in aggregate principal amount of the outstanding Notes have consented to this First Supplemental Indenture; and

        WHEREAS, all acts and things prescribed by law and by the respective Certificate of Incorporation and the By-laws (each as now in effect) of EMCOR, MES and SellCo necessary to make this First Supplemental Indenture a valid instrument legally binding on EMCOR, MES and SellCo for the purposes herein expressed, in accordance with its terms, have been duly done and performed.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, EMCOR, MES, SellCo and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the holders of the Notes as follows:

1. Amendment of Article 1, Section 1.01.  The definition of "Consolidated Fixed
   ------------------------------------
   Charge Coverage Ratio" contained in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:


          "Consolidated Fixed Charge Coverage Ratio" at any date means the ratio of (a) Consolidated EBIT plus depreciation and amortization of the Operating Companies less any Capital Expenditures of the Operating Companies for the applicable quarters immediately preceding such determination date (the "Reference Period") to (b) the sum of (i) Consolidated Cash Interest Expense incurred by the Operating Companies calculated on a pro forma basis for the Reference Period; and (ii) cash dividends (including on any preferred stock) paid by the Operating Companies during the Reference Period to a Person other than an Operating Company. For purposes of this definition, the factors set forth in (a) and (b) above (other than cash dividends) shall be calculated after giving effect on a pro forma basis (as if the same occurred at the beginning of the Reference Period) to (i) the acquisition by any Operating Company of any Person which, as a result of such acquisition, becomes a wholly-owned Subsidiary or the acquisition of assets constituting a business by any Operating Company during such Reference Period and (ii) any Asset Sales by an Operating Company (excluding gains or losses recognized from Asset Sales) occurring during the Reference Period. In calculating cash interest expense for purposes of determining the denominator of this ratio, interest on Indebtedness of any Operating Company determined on a fluctuating basis, to the extent such interest is covered by an agreement relating to an interest swap obligation, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement."

2. Amendment of Article 4, Section 4.15.  Paragraph (b) of Section 4.15 of the
   ------------------------------------
   Indenture is hereby amended to read in its entirety as follows:

           "(b) The Operating Companies shall maintain a Consolidated Fixed Charge Coverage Ratio for each of the periods listed below of not less than the following ratio, calculated as of the last date of the periods indicated below:


                                          CONSOLIDATED
                                          FIXED CHARGE
                                            COVERAGE
MEASUREMENT PERIOD                           RATIO
- ------------------                        ------------

January 1, 1995 -- September 30, 1995...        1.00:1
January 1, 1995 -- December 31, 1995....        1.00:1
Each Rolling Four Fiscal Quarter Period
 ending thereafter                              1.00:1"


3. Construction.  For all purposes of this First Supplemental Indenture, except
   ------------
   as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and
   (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular Section hereof.

4. Trustee Acceptance.  The Trustee accepts the amendment of the Indenture
   ------------------
   effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture, as hereby amended, and, without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of EMCOR, MES and SellCo and makes no representations as to the validity or sufficiency of this First Supplemental Indenture and shall incur no liability or responsibility in respect of the validity hereof.


5. Indenture Ratified.  Except as expressly amended hereby, the Indenture is in
   ------------------
   all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

6. Holders Bound.  This First Supplemental Indenture shall form a part of the
   -------------
   Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. Successors and Assigns.  This First Supplemental Indenture shall be binding
   ----------------------
   upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8. Counterparts.  This First Supplemental Indenture may be executed in any
   ------------
   number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

9. Governing Law.  This First Supplemental Indenture shall be deemed to be a
   -------------
   contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with such laws.

        IN WITNESS WHEREOF, EMCOR, MES, SellCo and the Trustee have caused this First Supplemental Indenture to be signed and executed as of the day and year first above written.


                         EMCOR GROUP, INC.

                         By: /s/ Frank T. MacInnis
                             _______________________
                         Name:  Frank T. MacInnis
                         Title: Chairman of the Board and President



                         MES HOLDING CORPORATION

                         By: /s/ Frank T. MacInnis
                             _______________________
                         Name:  Frank T. MacInnis
                         Title: President


                         SELLCO CORPORATION.

                         By: /s/ Frank T. MacInnis
                             _______________________
                         Name:  Frank T. MacInnis
                         Title: Chairman of the Board and President


                         IBJ SCHRODER BANK & TRUST COMPANY

                         By: /s/ Barbara McCluskey
                             _______________________
                         Name: Barbara McCluskey
                         Title: Assistant Vice President